Exhibit 21.1

List of Subsidiaries

Name of Entity	Percentage Owned By Company	Percentage of Revenue Participation	Minority Owner	Jurisdiction of Organization
Integrity Home Funding, LLC	100%	100%	N/A	New Jersey
Opteum Mortgage Acceptance Corp	100%	100%	N/A	Delaware
Opteum Financial Services Corporation	100%	100%	N/A	Pennsylvania
HomeStar SPV Holdings, Inc.	100%	100%	N/A	Delaware
HS Special Purpose, LLC	100%	100%	N/A	Delaware
Opteum SPV 2, LLC	100%	100%	N/A	Delaware
Opteum Group, LLC	100%	100%	N/A	Delaware
Opteum Corp.	100%	100%	N/A	Delaware
Interactive Mortgage Advisors, LLC	50% *	50%	1900 Maxim Group, LP	Delaware
Classic Strategies Group, LLC	50%	50%	Dale Kurland	Delaware
Homestar Direct, LLC	50%	50%	Montvale Management, LLC	Delaware
Capital Region Funding, LLC	50%	50%.	Premier Home Group, LLC	Delaware

* Although the Company owns 50% of this joint venture, the Company controls 51% of the voting rights.

Opteum Financial Services Corporation (f/k/a Homestar Mortgage Acceptance Corporation) currently owns all of the equity interests in the following trusts/securitization vehicles:

Name of Trust/Securitization Vehicle	Jurisdiction of Organization
Homestar NIM Trust 2004-1	Delaware
Homestar NIM Trust 2004-2	Delaware
Homestar Holdings I, Ltd., Homestar NIM Trust 2004-3	Cayman Islands
Homestar Holdings I, Ltd., Homestar NIM Trust 2004-4	Cayman Islands
Homestar NIM Trust 2004-5	Delaware
Homestar Holdings I, Ltd., Homestar NIM Trust 2004-6	Cayman Islands
Opteum NIM Trust 2005-1	Delaware
Opteum Holdings I, Ltd., Opteum NIM Trust 2005-2	Cayman Islands
Opteum NIM Trust 2005-3	Delaware
Opteum NIM Trust 2005-4	Delaware
Homestar Mortgage Acceptance Corporation, Asset-Backed Pass-through Certificates, Series 2004-1	New York
Homestar Mortgage Acceptance Corporation, Asset-Backed Pass-through Certificates, Series 2004-2	New York
Homestar Mortgage Acceptance Corporation, Asset-Backed Pass-through Certificates, Series 2004-3	New York
Homestar Mortgage Acceptance Corporation, Asset-Backed Pass-through Certificates, Series 2004-4	New York
Homestar Mortgage Acceptance Corporation, Asset-Backed Pass-through Certificates, Series 2004-5	New York
Homestar Mortgage Acceptance Corporation, Asset-Backed Pass-through Certificates, Series 2004-6	New York
Opteum Mortgage Acceptance Corporation, Asset-Backed Pass-through Certificates, Series 2005-1	New York
Opteum Mortgage Acceptance Corporation, Asset-Backed Pass-through Certificates, Series 2005-2	New York
Opteum Mortgage Acceptance Corporation, Asset-Backed Pass-through Certificates, Series 2005-3	New York
Opteum Mortgage Acceptance Corporation, Asset-Backed Pass-through Certificates, Series 2005-4	New York